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                                                                     Exhibit 8.1










                                                                   March 9, 1998




Life Re Corporation,
      969 High Ridge Road,
           Stamford, Connecticut 06905.

Dear Sirs:

                  We have acted as special tax counsel to Life Re Corporation ("Life Re") and Life Re Capital Trust II (the "Trust") in connection with the Registration Statement on Form S-3 of Life Re and the Trust filed with the Securities and Exchange Commission on February 18, 1998 (the "Registration Statement") and hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus included in the Registration Statement.

                  We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us under the heading "Certain Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,



                                            /s/ Sullivan & Cromwell